Exhibit 10.7

Darian B. Andersen
General Counsel, P.C.
Attorney and Counselor at Law
1015 Waterwood Parkway, Suite GA1
Edmond, Oklahoma 73034
(405) 330-2235 FAX: (405) 330-2236
darianandersen@gmail.com

October 2, 2023

Wyoming Secretary of State
Herschler Building East
Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020

RE: Rafex Gold Acquisition Corp.
Agreement and Plan of Merger
Articles of Merger

Dear Sir or Madam:

Enclosed for filing are an Agreement and Plan of Merger affecting Wyoming for profit corporation Rafex Gold Acquisition Corp. and the Articles of Merger, and copies of the adopting resolutions, together with the required filing fee of $60. Note the name change included in the Articles of Merger.

Please file the Agreement and Plan of Merger and the Articles of Merger, and provide me copies of the filed documents. I am sending a second copy of each of the documents to be filed and a stamped envelope.

Very truly yours,

Darian B. Andersen

Darian B. Andersen

cc: Russell E. Brimage
Richard Chiang

ARTICLES OF MERGER (WYOMING)

OF

TRIPLE TWENTY PTY. LTD.
(an Australian corporation)

WITH AND INTO

RAFEX GOLD ACQUISITION CORP.
(a Wyoming corporation)

(The surviving corporation is Rafex Gold Acquisition Corp. with the name Triple Twenty Pty. Ltd.)

July 31, 2023

In accordance with all applicable statutes of the Wyoming Business Corporation Act, the undersigned, Russell Ernest Brimage, being the President of Rafex Gold Acquisition Corp., a Wyoming corporation, DOES HEREBY CERTIFY as follows:

1) The names and states of incorporation of each of the constituent corporations are Rafex Gold Acquisition Corp., a Wyoming corporation ("RFXAC"), and Triple Twenty Pty, Ltd. ("Triple Twenty"), a Australian corporation;

2) An Agreement and Plan of Merger dated July 31, 2023 (the "Merger Agreement"), setting forth the terms and conditions of the merger of Triple Twenty with and into the RFXAC (the "Merger"), has been duly approved, adopted, certified, executed and acknowledged by the directors and the shareholders of the RFXAC in the manner required by the Wyoming Business Corporation Act and the RFXAC's articles of incorporation.

3) The Amended Agreement and Plan of Merger and the Merger have been approved, adopted, certified, executed and acknowledged by the directors and stockholders of RFXAC, Triple Twenty Pty, Ltd. And the parent company, Rafex Gold Corp. (a Wyoming Corporation) in accordance with all applicable statutes.

4) The name of the surviving corporation is Triple Twenty Pty, Ltd.;

5) The surviving corporation, Triple Twenty Pty, Ltd., will be a Wyoming corporation and its Articles of Incorporation as currently filed with Laws of Wyoming shall be the Articles of Incorporation of the surviving corporation;

6) The Merger Agreement is on file at the principal place of business of the surviving corporation, . A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation;

7) This certificate shall become effective at the time it is filed with the Secretary of State of the State of Wyoming.

IN WITNESS WHEREOF, Triple Twenty Pty, Ltd . , RFXAC and Rafex Gold Corp. have each caused these Articles of Merger to be executed in its name as of July 31, 2023 . TRIPLE TWENTY, PTY., LID. An Australian corporation By,/s/ � <.. RusseUEm iBrimage President and Chief Executive Officer lUFEX GOLD CORP. A Wyoming corporaJion By:/s/ � <.. Russell Ernest Brimage President and Chief Executive Offi � · 0 Robert Francis Davies Chief Financial Officer By: � - - - Justin Leigh Ward . Corporate Secretary By:/s/RidtuiJ � Richard Chiang Director . RAF.EX GOLD ACQUISITION CORP. (RFXAC) A Wyoming corporation By: � < .. . Russell Ernest Brimage President and Chief Executive Officer · By:/ � Robert Francis Davies Chief Financial Officer By: Isl 'RidtMiJ � Richard Chiang Director

AMENDED AGREEMENT AND PLAN OF MERGER THIS AMENDED AGREEMENT AND PLAN OF MERGER (this "Merger Agre e ment'') is made as ofJuly 31 , 2023 , with the original fil e d on March JO , 2023 , by and between Rajex Gold Corp , tlk/a, Sakha Enterprises Corp . , a Wyoming corporation ("Rafex Gold") publicly - traded under the symbol RAFX , Rafex Gold Acquisition Corp . , a Wyoming corporation ("RFXAC") and Triple Twenty Pty , Ltd . , an Australian corporation ("Triple Twenty") . This Agreement contemplates a tax - free merger of Triple Twenty with and into RFXAC , in reorganization pursuant to Section 368 (aXIXA) of the Internal Revenue Code, in which the shareholders of Triple Twenty will receive Common Stock in Rafex Gold in exchange shares for Triple Twenty, with the result that Triple Twenty becomes a subsidiary of Rafex Gold . Having received the proper board and shareholder approvals, this Amended Agreement and Plan of Merger only amends the number of common shares of Raf ex Gold issued to the receiving parties , all other directives, facts, stipulations , conditions shall remain consistent . RECITALS A. Rafex Gold Corp . was incorporated in the State ofNevada on January 28 , 2000 and re - domiciled to the State of Wyoming on September 14 , 2018 . Its current authorized capital stock consists of : (I) I 00 , 000 , 000 shares of Authorized Common Stock, 0 . 00 I par value ("Rafex Gold Corp . , Common Stock"), of which 560 , 000 shares were issued and outstanding as of the date of this Agreement ; and (2) 5 , 000 , 000 shares of Preferred Stock with I 00 , 000 designated as our Series A Preferred Stock 0 . 00 I par value ("Rafex Gold Corp . , Preferred Stock"), with powers to cast 1 , 000 votes of common from I share of Series A, of which I 00 , 000 shares is outstanding . The issued and outstanding shares of common stock are owned by 340 shareholders of record and our Series A Preferred Stock is owned by Rafex Pty , Ltd , with beneficial ownership held by Russell Ernest Brimage and Robert Francis Davies . B. RFXAC was incorporated in Wyoming on March 10 , 2023 . Its authorized capital stock consists of (I) I 00 , 000 shares of Common Stock , ("RFXAC Common Stock"), of which I 0 , 000 shares are issued and outstanding ; with (2) no shares of Preferred Stock or any other class of stock . All issued and outstanding shares of RFXAC are owned by Rafex Gold Corp . C. Triple Twenty Pty, Ltd . was incorporated in Australia on July 29 , 2021 . Its authorized capital stock consists of : (I) 3 , 000 shares of authorized Common Stock , par value $ 0 . 01 per share ("Triple Twenty Common Stock") , of which 3 , 000 shares are issued and outstanding ; with (2) no shares of Preferred Stock or any other class of stock The issued and outstanding shares of Triple Twenty are owned by Justin Leigh Ward , Russell Ernest Brimage and Robert Francis Davies . D. The respective Boards of Directors ofRafex Gold , RFXAC , and Triple Twenty have each determined that it is advisable and in the best interests of their respective stockholders that Triple Twenty merge with and into RFXAC upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a merger between Triple Twenty with and into RFXAC so that Triple Twenty (as the name of the successor corporation) becomes a wholly owned subsidiary of Rafex Gold Corp . E. The Board of Directors of each of the constituent corporations has approved this Merger Agreement . 1

F. For United States federal income tax purposes , it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368 (a) of the Internal Revenue Code of 1986 , as amended (the "Code") , and that this Agreement shall be, and is hereby , adopted as a "plan ofreorganiz . ation" for purposes of Section 368 (a) of the Code . G. The Parties desire in this Agreement to make certain representations , warranties , covenants , and agreements in connection with , and establish certain conditions precedent to , the Merger . NOW, THEREFORE , the parties do hereby agree that Triple Twenty Pty . , Ltd . shall merge with and into RFXAC on the following terms, conditions and other prov 1 s 1 ons : THE MERGER I . MERGER AND EFFECTIVE TIME . At the Effective Time (as defined below) , Triple Twenty shall be merged with and into RFXAC (the "Merger") , and Triple Twenty shall be the surviving . corporation of the Merger (the "Surviving Corporation") . The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement , along with all required officers' certificates , is filed with the Secretary of State of Wyoming (the "Effective Time") . 2. EFFECT OF MERGER . At the Effective Time, the separate corporate existence of Triple Twenty Pty . , Ltd . shall cease ; the corporate identity , existence , powers , rights and immunities ofRFXAC as the Surviving Corporation shall continue unimpaired by the Merger ; and the name of RFXAC shall be changed to Triple Twenty Pty . , Ltd . and as the surviving corporation shall succeed to and shall possess all the assets, properties , rights, privileges , powers, franchises, immunities and purposes, and be subject to all the debts , liabilities, obligations, restrictions and duties ofTriple Twenty , all without further act or deed . As a result of the merger, Triple Twenty shall become a wholly owned subsidiary of Rafex Gold Corp . 3. GOVERNING DOCUMENTS . At the Effective Time, the Articles of Incorporation of RFXAC in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation , amended to change the name of RFXAC to Triple Twenty Pty . , Ltd . and the Bylaws ofRFXAC in effect immediately prior to the Effective Time, without amendment thereto , shall become the Bylaws of the Surviving Corporation . 4. DIRECTORS AND OFFICERS . At the Effective Time, the directors and officers of RFXAC (renamed Triple Twenty) shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation . 5. CONVERSION OF SHARES OF RFXAC . Subject to the terms and conditions of this Agreement, at the Effective Time and without any further action on the part of any shareholder of RFXAC : a. All I 0 , 000 of th e issued and outstanding shares of RFXAC Common Stock outstanding immediately prior to the Effective Time shall b e cancelled and Triple Twenty merged into RFXAC . b. At the Effective Time , all 3 , 000 of the issued and outstanding shares of Triple Twenty Common Stock, of which are held by Justin Leigh Ward, Russell Ernest Brimage and Robe 11 Francis Davies , will be delivered to the President of Rafex Gold Corp . in exchange for a certificate for 26 , 725 , 951 shares of Rafex Gold Corp . common stock . 2

c. The merger will result in Rafex Gold Corp . owning all of the issued and outstanding shares of Triple Twenty . As of the Effective Time, after the exchange of shares referred to in paragraph b above , Justin Leigh Ward , Russell Ernest Brimage and Robert Francis Davies, who immediately prior to the Effective Time held all 3 , 000 shares of the outstanding shares of the Triple Twenty Common Stock shall cease to have any rights with respect thereto , except the right to receive a certificate or certificates representing 26 , 725 , 951 of shares of the Rafex Gold common stock . d. At the Effective Time , the stock certificate(s) representing all of the shares of outstanding stock of Triple Twenty ( 3 , 000 shares) shall be cancelled ; the stock certificate of RFXAC ( I 0 , 000 shares) will be cancelled , a new s tock certificate of successor corporation Triple Twenty Common Stock in the amount of 3 , 000 shares will b e issued to Rafex Gold ; and a stock certificate representing 26 , 725 , 951 share s of Rafex Gold common stock will be issued to Justin Leigh Ward , Russell Ernest Brimage and Rober t Francis Davies , as provided in Paragraph 5 b above . e. Triple Twenty will be merged into and RFXAC (and the name changed to Triple Twenty) shall be the surviving corporation and continue to be a wholly owned subsidiary of Rafex Gold . The merger transaction was approved by the Board of Directors and the Stockholder of Triple Twenty by a vote ofall 3 , 000 shares in favor of the merger . The merger transaction was approved by the Board of Director s and the Stockholder of RFXAC by a vote of all I 0 , 000 shares in favor of the merger . Pursuan t to the Wyoming Business Corporations Code , 2011 Wyoming Statues , Title 17 , Chapter 16 , † 17 - 16 - 1 I 0 2 ; A foreign business corporation , or a foreign eligible entity , may be a party to a merger with a domestic business corporation , or may be created by the terms of the plan of merger , only if the merger is permitted by the foreign business corporation or eligible entity . If Wyoming law does not otherwise provide procedures for the approval of a merger , a plan of merger may be adopted and approved, the merger effectuated, and appraisal rights exercised in accordance with the procedures in this article and article 1 3 of this chapter. Since shares of a parent of the mergin g corporation are to be issued in conjunction with the merger the merger transaction was approved by the Board of Directors ofRafex Gold and the majority Stockholders of Rafex Gold by a vote of all Series A Preferred shares outstanding in favor of the merger . 6. STOCK CERTIFICATES . Prior to the Effective Time , all 10 , 000 shares of RFXAC common stock are owned by Rafex Gold . Prior to the Effective Time , all 3 , 000 shares of Triple Twenty common stock are owned by Justin Leigh Ward , Russell Ernest Brimage and Robert Francis Davies . The registered owner on the books and records of Triple Twenty of any such outstanding stock ce 11 ificate for Triple Twenty Common . Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Triple Twenty or its transfer agent , be entitled to exercise any voting and other rights with respect to , and to receive any dividend and other distributions upon , the shares of Triple Twenty Common Stock evidenced by such outstanding certificate as above provided . 7. FURTHER ASSURANCES . From time to time , as and when required by the Surviving Corporation or by its successors or assigns , there shall be executed and delivered on behalfofRFXAC such deeds , assignments and other instruments , and there shall be taken or caused to be taken by it all such further action as shall be appropriate , advisable or necessary in order to vest , perfect or confirm , of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests , assets , rights , privileges , immunities , powers , franchises and authority ofRFXAC , and otherwise to carry out the purposes of this Merger Agreement . The officers and directors of the Surviving C orporation are fully authorized in the name of and on behalf of RFXAC , or otherwise , to take any and all such actions and to 3 execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing . 8. CONDITION . The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by Rafex Gold , the sole stockholder of RFXAC , Robert Justin Leigh Ward , Russell Ernest Brimage and Robert Francis Davies the shareholders of Triple Twenty and by the majority stockholders of Rafex Gold (the "Series A Preferred Holders") prior to or at the Effective Time . 9. ABANDONMENT . At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors ofRFXAC , the Board of Directors of Triple Twenty or the Board of Directors of Rafex Gold , notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of RFXAC , Triple Twenty and Rafex Gold . 10. AMENDMENT . At any time before the Effective Time , this Merger Agreement may be amended , modified or supplemented by the Boards of Directors of the Constituent Corporations , notwithstanding approval of this Merger Agreement by the shareholders of RFXAC , Triple Twenty and Rafex Gold , provided , however, that any amendment made subsequent to the adoption of this Agreement by the stockholder of RFXAC , Justin Leigh Ward , Russell Ernest Brimage and Robert Francis , the shareholders of Triple Twenty or the stockholders of Rafex Gold shall not : (i) alter or change the amount or kind of shares , securities , cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Triple Twenty without board approval and shareholder approvals ; (ii) alter or change any of the terms of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger ; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of RFXAC , Triple Twenty or Rafex Gold . 11. TAX - FREE REORGANIZATION . The Merger is intended to be a tax - fi - ee plan of reorganization within the meaning of Section 368(a)( I )(F) of the Code . 12. DISSENTERS' RIGHTS . Holders of Dissenting Shares who have complied with all the requirements for perfecting the rights of dissenting shareholders as set forth in the Wyoming Business Corporations Act shall be entitled to their rights under such law . 13. GOVERNING LAW. Thi s Agreement shall be governed by and construed under the laws of the State of Wyoming . 14. COUNTERPARTS . In order to facilitate the filing and recording of this Merger Agreement , it may be executed in any number of counterparts , each of which shall be deemed to be an original . IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalfofeach of the Constituent Corporations and attested by their respective officers hereunto duly Authorized . SIGNATURES ON NEXT PAGE 4

TRIPLE TWENTY , PTY., L m . An Australian corporation By: / s / � < ._ Russell Ernest Brimage President and Chief Executive Officer RAFEXGOLD CORP A Wyoming c01poratio11 By :/ s / � < ._ Russell Ernest Br image President and Chief Executive Oft : By: � ... Justin Leigh Ward Corporate Secretary �� C) Robert Francis Davies Chief Financial Officer By: Isl � � Richard Chiang Director RAFEX GOLD ACQUISITION CORP. (RFXAC) A Wyoming corporation By: / � f= - '!< .... Russell Ernest Brimage President and Chief Executive Officer By:/ � Robert Francis Davies Chief Financial Officer By: Isl � � Richard Chiang Director 5

EXHIBIT A Justin Leigh Ward Russell Brimage Robert Francis Davies Gatth J. Hoolihan Rafex Pty Ltd . 13 , 680,858 with cancellation of 4,797,284 = 8 , 883,574 shares 13 , 543,873 with cancellation of 4 , 749 , 135 = 8 , 794 , 738 shares 11543,873 with cai1cellation of4 , 749 , 135 = 8 , 794 , 738 shares 273,559 with cancellation of95 , 887 = 177 , 672 shares 94 , 617 with cancellation of 19 , 388 = 75,229 shares Total : 26 , 725 , 951 Shares Issued [14,410,829 sent back to treasury] 6

RESOLUTIONS OF THE BOARD OF DIRECTORS OF RAFEX PTY, LTD. (ACN 658 300 693) ln accordance with the Corporations Act 2001 and the constitution, (the "Constitution") of Rafex Pty, Ltd . , a corporation registered under the laws of the Commonwealth of Australia, ("Rafex", or ·'the Company"), controlled by Robert Francis Davies and Russell Brimage, hereby resolves as follows : WHEREAS , the Company is the majority control shareholder of Rafex Gold Corp . a US corporation domiciled in the State of Wyoming, and a publicly - traded corporation under the trading symbol "RAFX" (the "Public Company") . WHEREAS , the Company seeks to enter into an Agreement and Plan of Merger dated March 10 , 2023 to acquire Triple Twenty Pty , Ltd . , WHEREAS , the Company has created a merger sub corporation named Rafex Gold Acquisition Corp . (RFXAC) in the State of Wyoming to serve as its legal entity to pursue a share exchange transaction whereby the surviving corporation shall be Triple Twenty Pty , Ltd . WHEREAS, the Board of Directors ofRafex consents to the following resolutions of the Company : With the signatures below, the Public Company's majority share holder of the Series A Prefe 1 Ted Stock, Rafex, consents to the actions contemplated above and votes all of its Series A Preferred Stock towards ratification of this Board Resolution . NOW THERFORE IT IS RESOLVED , that the actions titled above are hereby approved by the Board of Directors of the Company in accordance with the Constitution and for all purposes . DATED: March 12 , 2023 Russell Brimage Rafex Pty , Ltd.

RESOLUTIONS OF THE BOARD OF DIRECTORS OF RAFEX GOLD CORP. Pursuant to Article Ill . Section IO or the Bylaws . (the "Uylaws .. ) or Rafe ; \ . Gol<l Corp .. a Wyoming Corporation (the "Company··) . the Board of Directors consents lo the f'olkming resolutions or the Company : The Consent and Resolutions ratilicd anc 1 /or approved certain actions or the shareholders an<l Board or Directors . The primary effec t ot'thc Consent an< . l the Resolutions was the approval and ratilication or the reverse merger acquisition of Triple Twenty Pty . Ltd . ("TT"') an Australian entity with title to the Mt Bute ( Victoria . Australia) and Hume Oam ( Ne \ \ ' South Walcs / NSW Australia) gold projects by Ral � , Acquisition Corp . (RFXAC) . a Wyoming corporation created as a sub - corp to enter into a share exchange agreement with TT . Following the approval from Rarex Ply . LtJ . the majority shareholder or the Series A Prc!'crrcd S 101 : k consented to the approval of the acquisition or TT . Wit ERF:AS. the following ol'licers and directors or the Company have consented alongside the majority shareholder or the Company approving the acquisition ol'TT by Rr - XAC. Pursuant to Article Ill. Section I() or the Bylaws . the onicers and directors or the Company have belo,, signed ratifying the actions as stated abo, e: Russell Rrimage . - Pre � iJc1 t. Chic!' Executive Ofticer and Chairman or the Roa rd f"rank Oa, · ies Chief Financial Officer. Secretary. Director Richard Chiang NOW THERFORE IT IS RESOLVED. that the a.:tions titled aboYC: arc hcrchy ratified by the Board of Dirc1:tors. DATLD : Man : h 10. 2023 M �� Russdl Bnmagc President. Chief Exccuti, · e Officer and Chairman of the Board